EXHIBIT 32.1

      CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Yaffa Beck, certify to the best of my knowledge and belief pursuant to
Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-QSB/A for the period ended June 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB/A fairly presents, in all material respects, the financial condition and result of operations of the Registrant.




Date:  December 5, 2004


                                              /s/ Yaffa Beck
                                              ----------------------------------
                                              President and CEO
                                              (Principal Executive Officer and
                                               Principal  Financial Officer)